Exhibit 99.1

Victory Capital Reports June 2023 Assets Under Management

Schedules Second-Quarter Financial Results Conference Call for August 4

SAN ANTONIO, Texas--(BUSINESS WIRE)--July 12, 2023--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported assets under management (AUM) of $161.6 billion as of June 30, 2023, and average assets under management for June of $158.7 billion. The Company also reported long-term net flows in the second quarter of -$2.1 billion, which included the previously disclosed $1.1 billion institutional redemption. That isolated redemption was from a passive equity strategy priced at three basis points and made no meaningful margin contribution.

Victory Capital Holdings, Inc.
Assets Under Management[1]
(unaudited; in millions)
	As of:
By Asset Class	June 30, 2023	May 31, 2023
Solutions	$55,836	$53,480
Fixed Income	26,098	26,087
U.S. Mid Cap Equity	30,007	27,813
U.S. Small Cap Equity	15,664	14,625
U.S. Large Cap Equity	12,170	11,454
Global / Non-U.S. Equity	15,392	14,755
Alternative Investments	3,301	3,355
Total Long-Term Assets	$158,469	$151,570

Money Market / Short Term Assets	3,152	3,186
Total Assets Under Management	$161,622	$154,756

By Vehicle
Mutual Funds[2]	$105,916	$101,499
Separate Accounts and Other Pooled Vehicles[3]	50,513	48,095
ETFs[4]	5,193	5,163
Total Assets Under Management	$161,622	$154,756

[1]Total AUM includes both discretionary and non-discretionary client assets. Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.
[2]Includes institutional and retail share classes, money market and VIP funds.
[3]Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.
[4]Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

Second-Quarter Conference Call and Webcast Details

Victory Capital will report second-quarter 2023 financial results after the market closes on Thursday, August 3, 2023. The Company will host a conference call the following morning, August 4, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-888-330-3571 (domestic) or 1-646-960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $161.6 billion in assets under management as of June 30, 2023. It was ranked No. 55 on the Fortune 100 Fastest-Growing Companies list for 2022 and is one of only 24 companies to make the list for the second consecutive year. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices nationwide and investment professionals in the U.S. and abroad. To learn more please visit www.vcm.com or follow Victory Capital on Twitter and LinkedIn.

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Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director of Global Communications
210-694-9693
Jessica_davila@vcm.com